UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GI DYNAMICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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GI Dynamics, Inc.

P.O. Box 51915, Boston, MA 02205

October [xx], 2018

Dear Stockholder,

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of GI Dynamics, Inc. to be held on October 29, 2018, at 5:00 p.m., United States Eastern Standard Time, (which is October 30, 2018, at 7:00 a.m., Australian Eastern Daylight Time), at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111. The attached notice of Special Meeting and proxy statement describe the business which we will conduct at the Special Meeting and provides information about us that you should consider when you vote your shares of common stock (“Shares”).

At the Special Meeting, we will ask stockholders to (i) approve an amendment to our amended and restated certificate of incorporation, and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our shares of common stock (for U.S. law purposes, each share of common stock has a $0.01 par value), at a ratio of not less than 1-for-5 and not more than 1-for-30, and to proportionately reduce the total number of shares of capital stock that we are authorized to issue, with such ratio to be determined at a later date by our Board of Directors; (ii) ratify our prior issue of 150,000,000 CHESS Depositary Interests (“CDIs”) (equivalent to 3,000,000 Shares) in the capital of GI Dynamics, Inc. with an issue price of A$0.020 per CDI under a private placement to a certain sophisticated investor in the United States on the terms and conditions set out in the accompanying proxy statement; (iii) approve the issue of 168,194,450 CDIs (equivalent to 3,363,889 Shares) in the capital of GI Dynamics, Inc. with an issue price of A$0.020 per CDI under a private placement to Crystal Amber Fund Limited (or its nominee), an existing shareholder, on the terms and conditions set out in the accompanying proxy statement; (iv) approve the issue of 29,027,800 CDIs (equivalent to 580,556 Shares) in the capital of GI Dynamics, Inc. with an issue price of A$0.020 per CDI under a private placement to certain sophisticated and professional investors in Australia and the United States, on the terms and conditions set out in the accompanying proxy statement; and (v) authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals. Our Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Special Meeting.

All stockholders and holders of our CDIs are invited to attend the Special Meeting in person or via telephone and we hope you will be able to attend the Special Meeting. Whether or not you expect to attend the Special Meeting, you are urged to vote or submit your proxy card or CDI Voting Instruction Form as soon as possible so that your shares of common stock (or shares of common stock underlying your CDIs) can be voted at the Special Meeting in accordance with your instructions. When you have finished reading the proxy statement, we encourage you to vote promptly. You may vote your shares of common stock (or direct CHESS Depositary Nominees Pty Ltd (“CDN”) to vote if you hold your shares of common stock in the form of CDIs) by following the instructions on the enclosed proxy card or the CDI Voting Instruction Form. Internet voting is available as described in the enclosed materials. Therefore, when you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares of common stock will be represented and voted at the meeting, whether or not you can attend. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from them to vote your shares.

Thank you for your ongoing support. We look forward to seeing you at the Special Meeting.

Sincerely,

Scott Schorer

President and Chief Executive Officer

GI Dynamics, Inc.

P.O. Box 51915, Boston, MA 02205

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders:

A Special Meeting of stockholders of GI Dynamics, Inc., a Delaware corporation (the “Company”), will be held on October 29, 2018, at 5:00 p.m., United States Eastern Standard Time, (which is October 30, 2018, at 7:00 a.m., Australian Eastern Daylight Time) at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, for the following purposes:

1.

To approve an amendment to our amended and restated certificate of incorporation and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our shares of common stock (for U.S. law purposes, each share of common stock has a $0.01 par value), at a ratio of not less than 1-for-5 and not more than 1-for-30, and to proportionately reduce the total number of shares of capital stock that we are authorized to issue, with such ratio to be determined at a later date by our Board of Directors;

2.

For the purposes of Australian Securities Exchange (“ASX”) Listing Rule 7.4 and for all other purposes, to ratify the prior issue by the Company of 150,000,000 CHESS Depositary Interests (“CDIs”) (equivalent to 3,000,000 shares of common stock of the Company (“Shares”)) in the capital of the Company with an issue price of A$0.020 per CDI under a private placement to a certain sophisticated investor located in the United States on the terms and conditions set out in the accompanying proxy statement;

3.

For the purposes of ASX Listing Rule 10.11 and for all other purposes, to approve the issue of 168,194,450 CDIs (equivalent to 3,363,889 Shares) in the capital of the Company with an issue price of A$0.020 per CDI under a private placement to Crystal Amber Fund Limited (or its nominee), an existing shareholder, on the terms and conditions set out in the accompanying proxy statement;

4.

For the purposes of ASX Listing Rule 7.1 and for all other purposes, to approve the issue of 29,027,800 CDIs (equivalent to 580,556 Shares) in the capital of the Company with an issue price of A$0.020 per CDI under a private placement to certain sophisticated and professional investors located in Australia and the United States on the terms and conditions set out in the accompanying proxy statement;

5.	To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 through 4; and

6.	To transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

Our Board of Directors recommends a vote “FOR” Proposals 1 through 5.

Stockholders entitled to notice of and to vote at the Special Meeting shall be determined as of the close of business on September 24, 2018 (Australian Eastern Daylight Time), the record date fixed by our Board of Directors for such purpose (the “Record Date”). The owners of common stock as of the Record Date are entitled to vote at the Special Meeting and any adjournments or postponements of the meeting. Record holders of CDIs, as of the close of business on the Record Date, are entitled to receive notice of and to attend the Special Meeting or any adjournment or postponement of the meeting and may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd (“CDN”), to vote the shares of common stock underlying their CDIs by following the instructions on the enclosed CDI Voting Instruction Form or by voting online at www.linkmarketservices.com.au. Doing so permits CDI holders to instruct CDN to vote on behalf of the CDI holders at the Special Meeting in accordance with the instructions received via the CDI Voting Instruction Form or online. A list of stockholders of record will be available at the Special Meeting and, during the 10 days prior to the Special Meeting, at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111 or by mailing the Company at its mailing address at GI Dynamics, Secretary, Post Office Box 51915, Boston, MA 02205.

The proxy statement that accompanies and forms part of this Notice of Special Meeting provides information in relation to each of the matters to be considered at the Special Meeting. The Notice of Special Meeting and the proxy statement should be read in their entirety. If a stockholder or a holder of our CDIs is in doubt as to how they should vote at the Special Meeting, they should seek advice from their legal counsel, accountant or other professional adviser prior to voting.

All stockholders and holders of our CDIs are cordially invited to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, you are requested to complete, sign, date, and return the enclosed proxy card or CDI Voting Instruction Form as soon as possible so that your shares (or the shares of common stock underlying your CDIs) can be voted at the Special Meeting in accordance with the instructions on the proxy card.

By Order of the Board of Directors,

Dave Bruce

Corporate Secretary

Boston, Massachusetts

October [xx], 2018

October [xx], 2018

PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

GI DYNAMICS, INC.

P.O. Box 51915

Boston, MA 02205 U.S.A.

(781) 357-3300

PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS

October [xx], 2018

This proxy statement and the enclosed proxy card and CDI Voting Instruction Form are being mailed to stockholders and CDI holders on or about October [xx], 2018 and are furnished in connection with the solicitation of proxies by the Board of Directors of GI Dynamics, Inc. (“GI Dynamics”, “we”, “us”, or the “Company”) for use at a special meeting of stockholders (the “Special Meeting”) to be held on October 29, 2018, at 5:00 p.m., United States Eastern Standard Time, (which is October 30, 2018, at 7:00 a.m., Australian Eastern Daylight Time) at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111, and at any adjournments or postponements thereof.

IMPORTANT: To ensure that your shares of common stock are represented at the Special Meeting, please vote your shares of common stock (or, for CDI holders, direct CDN to vote your CDIs) via the Internet or by marking, signing, dating, and returning the enclosed proxy card or CDI Voting Instruction Form to the address specified. If you attend the Special Meeting, you may choose to vote in person even if you have previously voted your shares of common stock, except that CDI holders may only instruct CDN to vote on their behalf by completing and signing the CDI Voting Instruction Form or voting online at www.linkmarketservices.com.au and may not vote in person.

IMPORTANT INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

This proxy statement summarizes the information you need to know to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares of common stock or CDIs. Instead, if you hold shares of common stock you may vote your shares of common stock by marking, signing, dating and returning the enclosed proxy card. If you hold CDIs, you may vote your CDIs by signing and returning the enclosed CDI Voting Instruction Form.

Why is the Company Soliciting My Proxy?

The board of directors of GI Dynamics is soliciting your proxy to vote at the Special Meeting to be held on October 29, 2018, at 5:00 p.m., United States Eastern Standard Time, (which is October 30, 2018, at 7:00 a.m., Australian Eastern Daylight Time) at the offices of Mintz Levin, One Financial Center, Boston, MA 02111 and any adjournments of the Special Meeting. The proxy statement along with the accompanying Notice of 2018 Special Meeting of Stockholders summarizes the purposes of the Special Meeting and the information you need to know to vote at the Special Meeting.

If you held shares of our common stock at 5:00 p.m. on September 24, 2018 Australian Eastern Daylight Time (which is 3:00 a.m. on September 24, 2018 U.S. Eastern Standard Time) (the “Record Date”), you are invited to attend the Special Meeting and vote on the proposals described in this proxy statement. Those persons holding CDIs are entitled to receive notice of and to attend the Special Meeting and may instruct CDN to vote at the Special Meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.linkmarketservices.com.au.

We have sent you this proxy statement, the Notice of a Special Meeting of Stockholders, the proxy card and CDI Voting Instruction Form because you owned shares of GI Dynamics, Inc.’s common stock or CDIs on the Record Date. The Company intends to commence distribution of the proxy materials to stockholders on or about October [xx], 2018.

Who Can Vote?

If you were a holder of GI Dynamics common stock, either as a stockholder of record or as the beneficial owner of shares held in street name at 5:00 p.m. on September 24, 2018 Australian Eastern Daylight Time (which is 3:00 a.m. on September 24, 2018 U.S. Eastern Standard Time), the Record Date for the Special Meeting, you may vote your shares at the Special Meeting. As of the Record Date, there were 15,333,101 shares of our common stock outstanding and entitled to vote (equivalent to 766,655,049 CDIs assuming all shares of common stock were converted into CDIs on the Record Date). Our common stock is our only class of voting stock. Each stockholder has one vote for each share of common stock held as of the Record Date. Each CDI holder is entitled to direct CDN to vote one vote for every fifty (50) CDIs held by such holder. As summarized below, there are some distinctions between shares held of record and those owned beneficially and held in street name.

You do not need to attend the Special Meeting to vote your shares (or shares underlying your CDIs). Shares represented by valid proxies or, for CDI holders, by valid CDI Voting Instruction Forms, received in time for the Special Meeting and not revoked prior to the Special Meeting, will be voted at the Special Meeting. For instructions on how to change or revoke your proxy, see “May I Change My Vote or Revoke My Proxy?” below.

What Does It Mean To Be A “Stockholder Of Record?”

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company. As a stockholder of record, you have the right to grant your voting proxy directly to GI Dynamics or to vote in person at the Special Meeting. If you received printed proxy materials, we have enclosed or sent a proxy card for you to use. You may also vote by Internet, as described below under the heading “How Do I Vote My Shares of GI Dynamics Common Stock?” Holders of CDIs are entitled to receive notice of and to attend the Special Meeting and may direct CDN to vote at the Special Meeting by following the instructions on the CDI Voting Instruction Form or by voting online at www.linkmarketservices.com.au.

What Does It Mean To Beneficially Own Shares In “Street Name?”

You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization. If this is the case, the proxy materials were forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Special Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote (a “broker non-vote”).

Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the Special Meeting, you may vote by proxy. You may vote by proxy or by Internet, as described below under the heading “How Do I Vote My Shares of GI Dynamics Common Stock?”

How Do I Vote My Shares of GI Dynamics Common Stock?

Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares of common stock in the manner you indicate. You may specify whether your shares of common stock should be voted for, against, or abstain with respect to all of the Proposals to be voted on at the Special Meeting. Voting by proxy will not affect your right to attend the Special Meeting. If your shares of common stock are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates registered in your name, you may vote:

•

By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares of common stock voted, they will be voted as recommended by our Board of Directors. The proxy card must be received prior to the Special Meeting.

•	By Internet. Follow the instructions attached to the proxy card to vote by Internet.

•	In person at the meeting. If you attend the Special Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Special Meeting.

Internet voting facilities for stockholders of record will be available 24-hours a day and will close at [x:xx] a.m. on October [xx], 2018 Australian Eastern Daylight Time (which is [x:xx] p.m. on October [xx], 2018 U.S. Eastern Standard Time).

If your shares of common stock are held in “street name” (held in the name of a bank, broker, or other nominee), you must provide the bank, broker, or other holder of record with instructions on how to vote your shares of common stock and can do so as follows:

•	By mail. Follow the instructions you receive from your broker or other nominee explaining how to vote your shares of common stock.

•	By Internet or by telephone. Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.

•

In person at the meeting. Contact the broker or other nominee who holds your shares of common stock to obtain a broker’s proxy card and bring it with you to the Special Meeting. You will not be able to vote at the Special Meeting unless you have a proxy card from your broker.

How Do I Vote If I Hold CDIs?

Each CDI holder is entitled to direct CDN to vote one vote for every fifty (50) CDIs held by such holder. Those persons holding CDIs are entitled to receive notice of and to attend the Special Meeting and any adjournment or postponement thereof, and may direct CDN to vote their underlying shares of common stock at the Special Meeting by voting online at www.linkmarketservices.com.au, or by returning the CDI Voting Instruction Form to Link Market Services Limited, the agent we designated for the collection and processing of voting instructions from our CDI holders, so that it is received by Link Market Services Limited no later than [x:xx] a.m. on October [xx], 2018 Australian Eastern Daylight Time (which is [x:xx] p.m. on October [xx], 2018 U.S. Eastern Standard Time) in accordance with the instructions on such form. Doing so permits CDI holders to instruct CDN to vote on their behalf in accordance with their written directions.

Alternatively, CDI holders have the following options in order to vote at the Special Meeting:

•	informing GI Dynamics that they wish to nominate themselves or another person to be appointed as CDN’s proxy for the purposes of attending and voting at the Special Meeting, or

•

converting their CDIs into a holding of shares of GI Dynamics shares of common stock and voting these at the meeting (however, if thereafter the former CDI holder wishes to sell their investment on the ASX, it would be necessary to convert shares of common stock back into CDIs). This must be done prior to the Record Date for the Special Meeting.

As holders of CDIs will not appear on GI Dynamics’ share register as the legal holders of the shares of common stock, they will not be entitled to vote at our stockholder meetings unless one of the above steps is undertaken.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The board of directors recommends that you vote as follows:

•	Proposal 1: “FOR” authorizing the board of directors to effect a reverse stock split;

•	Proposal 2: “FOR” the ratification of the prior issue by the Company of 150,000,000 CDIs (equivalent to 3,000,000 Shares) to a certain sophisticated investor;

•	Proposal 3: “FOR” the issue by the Company of 168,194,450 CDIs (equivalent to 3,363,889 Shares) to Crystal Amber Fund Limited (or its nominee), an existing shareholder of the Company;

Proposal 4: “FOR” the issue by the Company of 29,027,800 CDIs (equivalent to 580,556 Shares) to certain sophisticated and professional investors; and

•	Proposal 5: “FOR” the adjournment of the Special Meeting.

If any other matter is presented at the Special Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Special Meeting, other than those discussed in this proxy statement.

May I Change My Vote or Revoke My Proxy?

If you are a stockholder of record and give us your proxy, you may change your vote or revoke your proxy at any time before the Special Meeting in any one of the following ways:

•	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•	by re-voting by Internet as instructed above;

•

by notifying our corporate secretary in writing at GI Dynamics, Inc., P.O. Box 51915, Boston, MA 02205, U.S.A., Attention: Corporate Secretary before the Special Meeting that you have revoked your proxy; or

•

by attending the Special Meeting in person, revoking your proxy and voting in person. Attending the Special Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Special Meeting that it be revoked.

Your most current vote, whether by Internet or proxy card, is the one that will be counted.

If you are a beneficial owner and hold shares of common stock through a broker, bank or other nominee, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also change your vote or revoke your voting instructions in person at the Special Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares of common stock.

If you are a holder of CDIs and you direct CDN to vote by completing the CDI Voting Instruction Form, you may revoke those directions by delivering to Link Market Services Limited a written notice of revocation bearing a later date than the CDI Voting Instruction Form previously sent which notice must be received by Link Market Services Limited no later than [x:xx] a.m. on October [xx], 2018 Australian Eastern Daylight Time (which is [x:xx] p.m. on October [xx], 2018 U.S. Eastern Standard Time).

Where Can I find the Voting Results of the Special Meeting?

The preliminary voting results will be announced at the Special Meeting. In accordance with the requirements of ASX Listing Rule 3.13.2, we will disclose to ASX the voting results of the Special Meeting immediately after the meeting and will also report the results on a current report on Form 8-K filed with the U.S. Securities and Exchange Commission.

How Do I Attend the Special Meeting?

Admission to the Special Meeting in person is limited to our stockholders or holders of CDIs, one member of their respective immediate families, or their named representatives. We reserve the right to limit the number of immediate family members or representatives who may attend the meeting. Stockholders of record, holders of CDIs of record, immediate family member guests, and representatives will be required to present government-issued photo identification (e.g., driver’s license or passport) to gain admission to the Special Meeting.

To register to attend the Special Meeting, please contact our Investor Relations as follows:

•	by e-mail at investor@gidynamics.com;

•	by phone at +1 781-357-3250 in the U.S or at +61 2 9325 9046 in Australia;

•	by fax to +1 781-357-3301; or

•	by mail to Investor Relations at P.O. Box 51915, Boston, MA 02205, U.S.A.

Please include the following information in your request:

•	your name and complete mailing address;

•	whether you require special assistance at the Special Meeting;

•	if you will be naming a representative to attend the Special Meeting on your behalf, the name, complete mailing address, and telephone number of that individual;

•

proof that you own GI Dynamics shares of common stock or hold CDIs as of the Record Date (such as a letter from your bank, broker, or other financial institution; a photocopy of a current brokerage or other account statement; or, a photocopy of a holding statement); and

•	the name of your immediate family member guest, if one will accompany you.

Please be advised that no cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the Special Meeting.

You need not attend the Special Meeting in order to vote.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote My Shares of GI Dynamics Common Stock?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote your unvoted shares only on the adjournment of the Special Meeting (Proposal 5 of this proxy statement) without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Special Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority.

Subject to Voting Exclusion Statements for a Proposal, the Vote Required to Approve Each Proposal and How Votes are Counted is set out below. Information on voting exclusion statements is set out in the additional information provided for each Proposal.

Proposal 1: Approve an Amendment to our Amended and Restated Certificate of Incorporation	The affirmative vote of a majority of the Company’s outstanding shares of common stock is required to approve the amendment to the Company’s amended and restated certificate of incorporation and authorize our Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our shares of common stock (for U.S. law purposes, each share of common stock has a $0.01 par value), at a ratio of not less than 1-for-5 and not more than 1-for-30, and to proportionately reduce the total number of shares of capital stock that we are authorized to issue, with such ratio to be determined at a later date by our Board of Directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Broker non-votes, as well as any abstentions, will be treated as votes against this proposal.

Proposal 2: Ratification of prior issue of CDIs under First Tranche of the Placement	The affirmative vote of a majority of the votes cast for this proposal is required to approve the ratification of the prior issue of 150,000,000 CDIs (equivalent to 3,000,000 Shares) in the capital of the Company with an issue price of A$0.020 per CDI under the first tranche of a private placement undertaken in September 2018 (the “Placement”). Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 3: Participation by Related Party in the Second Tranche of the Placement	The affirmative vote of a majority of the votes cast for this proposal is required to approve the issue of 168,194,450 CDIs (equivalent to 3,363,889 Shares) in the capital of the Company with an issue price of A$0.020 per CDI to Crystal Amber Fund Limited (or its nominee), an existing shareholder, under the second tranche of the Placement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 4: Participation by the remaining investors in the Second Tranche of the Placement	The affirmative vote of a majority of the votes cast for this proposal is required to approve the issue of 29,027,800 CDIs (equivalent to 580,556 Shares) in the capital of the Company with an issue price of A$0.020 per CDI to certain sophisticated and professional investors in Australia and the United States, under the remaining second tranche of the Placement. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 5: The adjournment of the Special Meeting	Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposals 1 through 4 described above. Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes properly cast for or against this Proposal at the Special Meeting. Brokerage firms do have authority to vote customers’ unvoted shares held by the firms in street name on this Proposal. If a broker does not exercise this authority, such broker non-votes, as well as any abstentions, will have no effect on the vote total for this Proposal.

What Constitutes a Quorum for the Special Meeting?

The presence, in person or by proxy, of the holders of one-third of the voting power of all outstanding shares of our common stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. Votes of stockholders of record who are present at the Special Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Could Other Matters Be Decided at the Special Meeting?

We are currently unaware of any matters to be raised at the Special Meeting other than those referred to in this proxy statement. If other matters are properly presented for consideration at the Special Meeting and you are a stockholder of record and have submitted your proxy, the persons named in your proxy will have the discretion to vote on those matters for you.

Electronic Delivery of Future Stockholder Communications

Most stockholders and CDI holders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

If you are a stockholder or CDI holder of record, you can choose this option and save us the cost of producing and mailing these documents by going to www.linkmarketservices.com.au, accessing your account information and following the instructions provided.

PROPOSAL 1: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION AND TO AUTHORIZE OUR BOARD OF DIRECTORS, IF IN THEIR JUDGMENT IT IS NECESSARY, TO EFFECT A REVERSE STOCK SPLIT OF OUR SHARES OF COMMON STOCK (FOR U.S. LAW PURPOSES, EACH SHARE OF COMMON STOCK HAS A $0.01 PAR VALUE) AT A RATIO OF NOT LESS THAN 1-FOR-5 AND NOT MORE THAN 1-FOR-30, AND TO PROPORTIONATELY REDUCE THE TOTAL NUMBER OF SHARES OF CAPITAL STOCK THAT WE ARE AUTHORIZED TO ISSUE, WITH SUCH RATIO TO BE DETERMINED AT A LATER DATE BY OUR BOARD OF DIRECTORS

General

Our Board of Directors has adopted and is recommending that our stockholders and CDI holders approve an amendment to our amended and restated certificate of incorporation and thereby authorize the Board of Directors, if in their judgment it is necessary, to effect a reverse stock split of our outstanding shares of common stock, and to proportionately reduce the total number of shares of capital stock that we are authorized to issue. CDI holders and stockholders are being asked to approve a further amendment to Article IV of our restated certificate of incorporation to effect a reverse stock split of the issued and outstanding shares of common stock at a ratio of not less than 1-for-5 and not more than 1-for-30, with such ratio to be determined at a later date by our Board of Directors. At the lowest possible reverse split ratio the stockholders are being asked to approve, every 5 outstanding shares of common stock would be combined into one (1) share of common stock. At the highest possible reverse split ratio the stockholders are being asked to approve, every 30 outstanding shares of common stock would be combined into one (1) share of common stock.

At the time of determining the relevant reverse stock split ratio, our Board of Directors will also determine whether to consolidate the CDIs on the same basis as the common stock under the reverse stock split (and therefore maintain the current 50:1 conversion ratio) or to consolidate them on a different basis in order to adopt a different CDI:common stock conversion ratio (which could, for example, be as low as a 1:1 ratio but also significantly higher than the current 50:1 ratio).

Pursuant to the law of the State of Delaware, our state of incorporation, the Board of Directors must adopt any amendment to our amended and restated certificate of incorporation and submit the amendment to stockholders for their approval. The form of amendment to our amended and restated certificate of incorporation to effect the reverse stock split is attached as Appendix A to this proxy statement. The amendment will permit the Board of Directors to effect a reverse stock split of our shares of common stock at a ratio of not less than 1-for-5 and not more than 1-for-30 following stockholder and CDI holder approval. The Board’s decision as to whether and when to effect the reverse stock split, as well as the specific ratio of the split within the approved range, will be based on a number of factors, including market conditions, existing and expected trading prices for our shares of common stock, and the initial and continued listing requirements of a number of possible exchanges, including the Nasdaq Capital Market (“Nasdaq”) and the London Stock Exchange (“LSE”), should we decide to continue to pursue a listing of our shares of common stock on any such exchange in the future. Although we are in the early stages of considering whether we will seek a listing on a number of possible exchanges, including Nasdaq and LSE, there is no guarantee that we will continue to do so or that we will achieve a listing on Nasdaq or any other exchange in any particular timeframe or at all. Although our stockholders may approve the reverse stock split, we will not effect the reverse stock split if the Board of Directors does not deem it to be in the best interests of the Company and its stockholders and CDI holders. The reverse stock split, if authorized pursuant to this Proposal and if deemed by the Board of Directors to be in the best interests of the Company and its stockholders and CDI holders, will be effected, if at all, at a time that is not later than twelve months from the date of the Special Meeting. Any change to the current CDI:common stock conversion ratio (which is currently 50:1) will be made at the same time.

We are currently authorized to issue capital stock up to a total of fifty million five hundred thousand (50,500,000) shares, consisting of fifty million (50,000,000) shares of common stock, par value $0.01 per share of common stock, zero (0) shares of Class B common stock, par value $0.01 per share of Class B common stock, and five hundred thousand (500,000) shares of preferred stock, par value $0.01 per share of preferred stock. As of September 21, 2018, 15,333,101 shares of common stock were issued and outstanding, no shares of Class B common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. If we effect the proposed reverse stock split and file the proposed amendment to our amended and restated certificate of incorporation, the number of shares of our authorized common stock, Class B common stock and preferred stock will be reduced proportionately by the ratio of the reverse stock split that the Board selects within the approved range. Accordingly, at the lowest possible reverse split ratio the stockholders are being asked to approve, following the effectiveness of the proposed amendment, our authorized capital stock would comprise up to a total of ten million one hundred thousand (10,100,000) shares, consisting of ten million (10,000,000) shares of common stock, par value $0.01 per share, zero (0) shares of Class B common stock, par value $0.01 per share, and one hundred thousand (100,000) shares of preferred stock, par value $0.01 per share. At the highest possible reverse split ratio the stockholders are being asked to approve, following the effectiveness of the proposed amendment, our authorized capital stock would comprise up to a total of one million six hundred eighty three thousand three hundred thirty-three (1,683,333) shares, consisting of one million six hundred sixty six thousand six hundred sixty-six million (1,666,666) shares of common stock, par value $0.01 per share, zero (0) shares of Class B common stock, par value $0.01 per share, and sixteen thousand six hundred sixty-six (16,666) shares of preferred stock, par value $0.01 per share. The proposed amendment to our amended and restated certificate of incorporation will not affect the par value of our capital stock, which will remain at $0.01 per share.

As of the date of this proxy statement, we do not have any current plans, arrangements or understandings relating to the issuance of any additional shares of authorized common stock that will become available following the reverse stock split other than the second tranche of the September 2018 private placement as described in more detail in Proposals 3 and 4 of this proxy statement.

Purpose and Background of the Reverse Stock Split

On September 28, 2018, the Board of Directors approved the proposal authorizing the reverse stock split for the following reasons:

•

the Board of Directors believes that effecting the reverse stock split could, in some circumstances, be an effective means of meeting, and eventually maintaining, the bid price requirement for listing of our shares of common stock on Nasdaq. Although we are in the early stages of exploring an exchange listing on a number of possible exchanges, including Nasdaq and LSE, there is no guarantee that we will continue to do so or that we will achieve a listing on Nasdaq or any other exchange in any particular timeframe or at all; and

•	the Board of Directors believes that a higher price for the shares of common stock may help generate investor interest in the Company and help attract, retain and motivate employees.

The Board of Directors further believes that some potential employees are less likely to work for a company with a low stock price, regardless of size of the company’s market capitalization.

If the reverse stock split successfully increases the per share price of our shares of common stock, as to which no assurance can be given, the Board of Directors believes this increase may facilitate future financings and enhance our ability to attract, retain, and motivate employees and other service providers.

Nasdaq Requirements for Listing

Our shares of common stock are currently listed on the Australian Securities Exchange, or the ASX, in the form of CDIs. Each CDI currently represents an interest in one-fiftieth of a share of common stock. CDIs are units of beneficial ownership in our shares of common stock held by CDN, a wholly-owned subsidiary of ASX. The CDIs entitle holders to dividends, if any are declared, and other rights economically equivalent to our shares of common stock on a 50-for-1 basis, including the right to attend stockholders’ meetings. On September 27, 2018, the closing market price per CDI was A$0.024, as reported by the ASX, which equates to a market price per share of common stock of A$1.20 (approximately $0.86). If the reverse stock split is effected, the Board of Directors will also determine whether to maintain the current 50:1 CDI:common stock conversion ratio or to adopt a different CDI:common stock ratio (which could, for example, be as a low as a 1:1 ratio but could be significantly higher than the current 50:1 ratio).

We are currently considering seeking a listing of our common stock on a number of possible exchanges, including Nasdaq and LSE. One of the requirements for initial listing on Nasdaq is a bid price of at least $4.00 per share of common stock. There is no guarantee that we will continue to seek an exchange listing or that we will achieve a listing on Nasdaq or any other exchange in any particular timeframe or at all.

If we do pursue and are successful in listing on Nasdaq, we cannot be sure that our price per share of common stock will comply with the requirements for continued listing of our shares of common stock on Nasdaq in the future, or that we will comply with the other continued listing requirements. If our shares of common stock loses its status on Nasdaq, our shares of common stock would likely trade in the over-the-counter market.

If our shares of common stock were to trade on the over-the-counter market, selling our stock could be more difficult because smaller quantities of shares of common stock would likely be bought and sold, and transactions could be delayed. In addition, in the event our shares of common stock are delisted, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our shares of common stock, further limiting the liquidity of our shares of common stock. These factors could result in lower prices and larger spreads in the bid and ask prices for shares of common stock.

Declines in the price per share of our shares of common stock could also greatly impair our ability to raise additional necessary capital through equity or debt financing.

In light of the factors mentioned above, our Board of Directors unanimously approved this Proposal as a potential means of increasing the per share price of our shares of common stock to exceed the Nasdaq listing requirements if we continue to pursue an exchange listing and, in particular, a listing on Nasdaq. We make no guarantee or assurance that a listing on Nasdaq or any other exchange will continue to be pursued or, if a listing is pursued, that we will be successfully listed on the Nasdaq Capital Market or any other exchange.

Potential Increased Investor Interest

In approving this Proposal, the Board of Directors considered that the Company’s shares of common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in a sustained increase in the per share price of our shares of common stock.

We cannot predict whether the reverse stock split will increase the market price for shares of common stock on a sustained basis. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split;

•

the market price for our CDIs after the reverse stock split will be unaffected by the reverse stock split if there is a corresponding change in the conversion ratio of CDIs to shares of common stock. However, if a different conversion ratio of CDIs to shares of common stock is adopted by the Board of Directors the market price for our CDIs may change. Any such impact will be announced to CDI holders prior to any change to the conversion ration occurring.

•	the reverse stock split will result in a price per share of common stock that will attract brokers and investors who do not trade in lower priced stocks;

•	the reverse stock split will result in a per share price that will increase our ability to attract and retain employees and other service providers; and

•

the market price per share of common stock will either exceed or remain in excess of the $2.00 minimum bid price as required by Nasdaq for initial listing or the $1.00 minimum bid price as required by Nasdaq for continued listing, or that we will otherwise meet the requirements of Nasdaq or any other exchange for initial listing.

The market price of our shares of common stock will also be based on our performance and other factors, some of which are unrelated to the number of shares of common stock outstanding. If the reverse stock split is effected and the market price of our shares of common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of our shares of common stock could be adversely affected by the reduced number of shares of common stock that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

If our stockholders and CDI holders approve this Proposal to authorize the Board of Directors to implement the reverse stock split and the Board of Directors implements the reverse stock split and to proportionately reduce the total number of shares of capital stock that we are authorized to issue, we will amend the existing provision of our amended and restated certificate of incorporation, relating to our authorized capital by filing an amendment to our certificate of incorporation with Secretary of State of the State of Delaware in the form attached to this proxy statement as Appendix A.

The reverse stock split will be effected simultaneously for all issued and outstanding shares of common stock and the exchange ratio will be the same for all issued and outstanding shares of common stock. The reverse stock split will affect all of our stockholders and CDI holders uniformly and will not affect any stockholder’s or CDI holder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. After the reverse stock split, our shares of common stock and CDIs will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our existing shares of common stock now authorized and outstanding and CDIs on issue. Our shares of common stock will remain fully paid and non-assessable following the reverse stock split. The reverse stock split will not affect the Company continuing to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The reverse stock split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The reverse stock split may result in some stockholders owning “odd-lots” of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares of common stock. In addition, if the Board of Directors decides at the time of the reverse stock split to adopt a different CDI:common stock conversion ratio from the current 50:1 ratio, this may also result in some CDI holders owning a fractional CDI or CDIs representing a fractional share.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates, if Applicable

If the certificate of amendment is approved by the Company’s stockholders and CDI holders, and if at such time the Board of Directors still believes that a reverse stock split is in the best interests of the Company and its stockholders and CDI holders, the Company will file the certificate of amendment with the Secretary of State of the State of Delaware and ASX. The Board of Directors may delay effecting the reverse stock split without re-soliciting stockholder or CDI holder approval. The reverse stock split will become effective and implemented upon the filing of the amendment to our amended and restated certificate of incorporation. Beginning on the effective date of the reverse stock split, each book entry representing pre-split shares of common stock will be deemed for all corporate purposes to evidence ownership of post-split shares of common stock. Each CDI holder will receive notification from the Company’s share registry, Link Market Services Limited, of the number of CDIs which they hold in the Company following the effective date of the split, together with a new holding statement which evidences the number of CDIs which the holder holds in the Company following the split (and, if applicable, the change in the CDI:common stock conversion ratio).

As soon as practicable after the effective date of the split, stockholders and CDI holders will be notified that the reverse stock split has been effected (and, if applicable, that a change in the CDI:common stock conversion ratio has been effected). Our stockholders hold shares of common stock in book-entry form only. Our transfer agent will make the appropriate modifications to effect the reverse stock split. Each CDI holder will receive a new holding statement which evidences the number of CDIs which they hold in the Company following the split (and, if applicable, the change in the CDI:common stock conversion ratio) from the Company’s share registry, Link Market Services Limited. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described below under “Fractional Shares.”

Fractional Shares

No fractional shares of common stock will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares of common stock because they hold a number of pre-split shares of common stock not evenly divisible by the number of pre-split shares of common stock for which each post-split share of common stock is to be exchanged, will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the CDIs, as reported on the ASX and converted into U.S. Dollars at the exchange rate reported by the Reserve Bank of Australia, on the last trading day prior to the effective date (or if such price is not available, the average of the last bid and asked prices of the CDIs on such day or other price determined by our board of directors and if such exchange rate is not available, an exchange rate determined by our board of directors) multiplied by the number of CDIs that represent one whole share of common stock. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

If the Board of Directors determines to adopt a different CDI:common stock conversion ratio from the current 50:1 ratio in connection with the implementation of the reverse stock split, this may also result in the resulting number of CDIs held by a CDI holder not being evenly divisible by the underlying common stock. In such circumstances, the CDI holder may be entitled to a cash payment in lieu thereof. Details of these arrangements will, if applicable, be announced to CDI holders prior to any change in ratio being implemented by the Board of Directors.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Effect on Stock Plans

The Company has two stock plans designed primarily to provide equity-based incentives to employees. These are the 2011 Employee, Director and Consultant Equity Incentive Plan (the “2011 Plan”) and the 2003 Omnibus Plan (the “2003 Plan”). As of September 26, 2018, we had approximately 733,678 shares subject to stock options (equivalent to 36,683,900 CDIs) and 250,000 shares of restricted stock units outstanding under the 2011 Plan and

2003 Plan. Subject to the ASX Listing Rules, our Board of Directors has the discretion to determine the appropriate adjustment to the awards granted under the 2011 Plan. Subject to any restrictions imposed under the ASX Listing Rules, adjustments to awards under the 2003 Plan will be made according to the terms of the 2003 Plan in the reverse stock split ratio determined by the Board of Directors. Subject to any restrictions imposed under the ASX Listing Rules, adjustments to awards under the 2011 Plan will also be made in that ratio.

Accordingly, if the reverse stock split is approved by our stockholders and CDI holders and our Board of Directors decides to implement the reverse stock split, as of the effective date, the number of all outstanding equity awards, the number of shares of common stock available for issuance and the exercise price, grant price or purchase price, as applicable, relating to any award under our stock plans will, subject to any restrictions imposed under the ASX Listing Rules, be proportionately adjusted using the approved reverse stock split ratio (subject to the treatment of fractional shares to be determined by our Board of Directors). Our Board of Directors has also authorized the Company to effect any other changes necessary, desirable or appropriate to give effect to the reverse stock split, including any applicable technical, conforming changes. For example, if a 1-for-5 reverse stock split is effected, the 1,545,719 shares that remain available for issuance under our 2011 Plan as of September 26, 2018 would be adjusted to equal approximately 309,143 shares, subject to increase pursuant to the terms of our 2011 Plan. In addition, the exercise price per share under each outstanding stock option would be multiplied by the relevant reverse stock split ratio and the number of shares subject to each outstanding stock option would be divided by such reverse stock split ratio, such that upon an exercise, the aggregate exercise price payable by the optionee to the Company would remain the same. A consistent approach would be taken with the 2003 Plan.

Accounting Matters

The reverse stock split and proportionate reduction of the total number of shares of capital stock that we are authorized to issue will not affect the common stock capital account on our balance sheet. However, because the par value of our shares of common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. The stated capital component will be reduced proportionately to the approved reverse split ratio, and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net loss and net book value of our shares of common stock will be increased because there will be fewer shares of common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

No Dissenters’ Rights

Under the Delaware General Corporation Law, the Company’s stockholders or CDI holders will not be entitled to dissenters’ rights with respect to the reverse stock split, and we do not intend to independently provide stockholders or CDI holders with any such right.

Material United States Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is for information purposes only and each holder of shares of common stock should seek advice based on his, her, or its particular circumstances from an independent tax advisor.

The following discussion describes the anticipated material United States Federal income tax consequences to “U.S. holders” (as defined below) of Company capital stock relating to the reverse stock split. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (“IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect). We have not obtained a ruling from the IRS or an opinion of legal or tax counsel with respect to the United States tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice. Each holder of our shares of common stock or CDIs should seek advice based on the holder’s particular circumstances from an independent tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company capital stock that is for United States Federal income tax purposes:

(i)	an individual citizen or resident of the United States;

(ii)	a corporation (or other entity treated as a corporation for U.S. Federal income tax purposes) organized under the laws of the United States, any state, or the District of Columbia;

(iii)	an estate with income subject to United States Federal income tax regardless of its source; or

(iv)

a trust that (a) is subject to primary supervision by a United States court and for which United States persons control all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

This discussion assumes that a U.S. holder holds shares of common stock or CDIs as a capital asset within the meaning of Code Section 1221. This discussion does not address all of the tax consequences that may be relevant to a particular Company stockholder or to Company stockholders that are subject to special treatment under United States Federal income tax laws including, but not limited to, financial institutions, tax-exempt organizations, insurance companies, regulated investment companies, persons that are broker-dealers, traders in securities who elect the mark-to-market method of accounting for their securities, or Company stockholders holding their shares of Company capital stock as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction. This discussion also does not address the tax consequences to the Company, or to Company stockholders that own 5% or more of the Company’s shares of common stock, are affiliates of Company, or are not U.S. holders. In addition, this discussion does not address other United States Federal taxes (such as gift or estate taxes or alternative minimum taxes), the tax consequences of the reverse stock split under state, local, or foreign tax laws or certain tax reporting requirements that may be applicable with respect to the reverse stock split. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

If a partnership (or other entity treated as a partnership for United States Federal income tax purposes) is a Company stockholder, the tax treatment of a partner in the partnership, or any equity owner of such other entity will generally depend upon the status of the person and the activities of the partnership or other entity treated as a partnership for United States Federal income tax purposes.

Tax Consequences of the Reverse Stock Split Generally

We believe that the reverse stock split will qualify as a “reorganization” under Section 368(a)(1)(E) of the Code. Accordingly, provided that the fair market value of the post-reverse stock split shares of common stock is equal to the fair market value of the pre-reverse stock split shares of common stock surrendered in the reverse stock split:

•	A U.S. holder will not recognize any gain or loss as a result of the reverse stock split (except to the extent of cash received in lieu of a fractional share of common stock).

•

A U.S. holder’s aggregate tax basis in his, her, or its post-reverse stock split shares of common stock will be equal to the aggregate tax basis in the pre-reverse stock split shares of common stock exchanged therefor, reduced by the amount of the adjusted basis of any pre-reverse stock split shares of common stock exchanged for such post-reverse stock split shares of common stock that is allocated to any fractional share of common stock for which cash is received.

•

A U.S. holder’s holding period for the post-reverse stock split shares of common stock will include the period during which such stockholder held the pre-reverse stock split shares of common stock surrendered in the reverse stock split.

Cash Received Instead of a Fractional Share

A U.S. holder who receives cash instead of a fractional share of post-reverse stock split shares of common stock will be treated as having received the fractional share of post-reverse stock split shares pursuant to the reverse stock split and then as having exchanged the fractional share of post-reverse stock split shares of common stock for cash in a redemption by the Company. In general, this deemed redemption will be treated as a sale or exchange, provided the redemption is not essentially equivalent to a dividend as discussed below. Gain or loss generally will be recognized based on the difference between the amount of cash received and the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares of common stock exchanged in the reverse stock split which is allocable to such fractional share of common stock. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for such pre-reverse stock split shares of common stock is more than one year as of the effective date of the reverse stock split, and otherwise will be short-term capital gain or loss.

The receipt of cash is “not essentially equivalent to a dividend” if the reduction in a U.S. holder’s proportionate interest in Company resulting from the reverse stock split (taking into account for this purpose shares of common stock which such holder is considered to own under certain attribution rules) is considered a “meaningful reduction” given such U.S. holder’s particular facts and circumstances. The IRS has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of a corporation can satisfy this test. If the receipt of cash in lieu of a fractional share of common stock is not treated as capital gain or loss under the test just described, it will be treated first as ordinary dividend income to the extent of a U.S. holder’s ratable share of Company’s current and accumulated earnings and profits, then as a tax-free return of capital to the extent of the portion of the U.S. holder’s adjusted tax basis of the pre-reverse stock split shares which is allocable to such fractional share of common stock, and any remaining amount will be treated as capital gain.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of the Company’s shares of common stock pursuant to the reverse stock split are subject to information reporting, and may be subject to backup withholding at the applicable rate specified by the U.S. Internal Revenue Service (currently 28%) if the holder fails to provide a valid taxpayer identification number and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional United States Federal income tax. Rather, the U.S. Federal income tax liability of the person subject to backup withholding will be reduced by the amount of the tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is timely furnished to the IRS.

Material Australian Income Tax Consequences of the Reverse Stock Split

The purpose of this tax information guide is to assist Australian resident individual holders of the Company’s shares of common stock or CDI holders understand the Australian tax implications of the reverse stock split to be undertaken by the Company. This information is only relevant for Australian resident individual stockholders or CDI holders who hold their shares of common stock or CDIs (as applicable) on capital account, and not as revenue assets or trading stock, or where the taxation of financial arrangements (TOFA) regime applies.

Please be aware that the information contained within this tax information guide is general in nature and should not be relied upon as advice. The tax implications for each stockholder or CDI holder will depend on the circumstances of the particular stockholder or CDI holder (as applicable). Accordingly, all Australian resident individual stockholders and CDI holders (as applicable) are encouraged to seek their own professional advice in relation to their tax position. Neither the Company nor any of its officers, employees or advisors assumes any liability or responsibility for advising stockholders and CDI holders about the Australian tax consequences reverse stock split.

The information provided below is based on current Australian laws and their interpretation as at September 28, 2018.

Tax Consequences of the Reverse Stock Split Generally

As noted above, the Company proposes to effect a reverse stock split of its issued and outstanding shares of common stock at a ratio to be determined by the Board of Directors and may as part of that process also adopt a new CDI:common stock conversion ratio that is different from the current 50:1 ratio:

•

such that holders of shares of common stock will receive one (1) share of common stock (“New Share”) for an agreed number of existing shares of common stock (“Old Shares”) that they hold on the record date for the reverse stock split; and

•	each CDI (following the reverse stock split and, if applicable, any corresponding change to the current CDI:common stock conversion ratio) will represent an agreed portion of a share of common stock,

The reverse stock split will not cause a change to the proportionate interests held by each stockholder or CDI holder in the Company.

As an initial matter, for Australian income tax purposes, the CDIs are regarded as units of beneficial ownership in the underlying Shares (rather than capital gains tax assets in their own right), even though they are legally held by CDN.

As beneficial ownership of the Shares remains with the stockholder or CDI holder prior to and after the reverse stock split, the split should be deemed to not give rise to a capital gains tax event. Therefore, an Australian income tax liability should not arise as a consequence of the reverse stock split.

The reverse stock split should result in an adjustment to the cost base of the shares of common stock for the stockholder. Generally, the cost base of the New Share will be the sum of the cost bases of the Old Shares which it replaces.

Cash Received Instead of a Fractional Share

An Australian holder who receives cash instead of a fractional share of post-reverse stock split shares of common stock will be treated as having sold or disposed of their pre-reverse stock split shares of common stock. A capital gain or loss may be realized on the sale or disposal depending on the difference between the amount of cash received and the Australian holder’s cost base (or reduced cost base) of the pre-reverse stock split shares of common stock which is allocable to such fractional share of common stock. Generally, the Australian holder’s cost base (or reduced cost base) is their acquisition cost of the shares of common stock. The Australian stockholder may be able to discount their capital gain by 50% (that is, effectively only pay tax on 50% of the capital gain) where they have held their shares of common stock for more than 12 months and certain other conditions have been satisfied.

Vote Required and Board of Directors Recommendation

Approval of the amendment to our amended and restated certificate of incorporation and to authorize our Board of Directors, if in their judgment it is necessary, to effect the reverse stock split and proportionately reduce the total number of shares of capital stock that we are authorized to issue requires an affirmative vote of a majority of our shares of common stock outstanding and entitled to vote at the Special Meeting. Abstentions and broker non-votes (to the extent a broker does not exercise its authority to vote) will be counted towards the vote total for this Proposal, and will have the same effect as “against” votes.

THE BOARD OF DIRECTORS HAS DETERMINED THAT PROPOSAL 1 IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND AUTHORIZE THE BOARD OF DIRECTORS, IF IN THEIR JUDGMENT IT IS NECESSARY, TO EFFECT A REVERSE STOCK SPLIT OF OUR SHARES OF COMMON STOCK (FOR U.S. LAW PURPOSES, EACH SHARE OF COMMON STOCK HAS A $0.01 PAR VALUE) AT A RATIO OF NOT LESS THAN 1-FOR-5 AND NOT MORE THAN 1-FOR-30, AND TO PROPORTIONATELY REDUCE THE TOTAL NUMBER OF SHARES OF CAPITAL STOCK THAT WE ARE AUTHORIZED TO ISSUE, WITH SUCH RATIO TO BE DETERMINED AT A LATER DATE BY OUR BOARD OF DIRECTORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 2: TO RATIFY THE PRIOR ISSUE BY THE COMPANY OF 150,000,000

CDIS (EQUIVALENT TO 3,000,000 SHARES) IN THE CAPITAL OF THE COMPANY WITH AN ISSUE PRICE OF A$0.020 PER CDI UNDER A PRIVATE PLACEMENT ON THE TERMS AND CONDITIONS SET OUT IN THE PROXY STATEMENT

Background

ASX Listing Rule 7.1 prohibits, subject to certain exceptions, a company from issuing or agreeing to issue equity securities that would represent more than 15% of the company’s ordinary securities on issue 12 months prior to the date of issue of (or agreement to issue) such securities, without the approval of the company’s stockholders.

In addition, ASX Listing Rule 7.1A allows an eligible entity to issue equity securities representing a further 10% of its issued capital over a 12 month period without obtaining stockholder approval for their issue provided that stockholder approval of such additional placement capacity is obtained at the entity’s annual meeting (and the entity is an “eligible entity” at the time of the annual meeting). At our 2018 annual meeting of stockholders, we obtained approval to have the ability to issue an additional 10% of our issued capital under ASX Listing Rule 7.1A during the period up until the 2019 annual meeting.

On September 20, 2018 (Australian Eastern Standard Time), the Company entered into agreements to offer and sell an aggregate of 347,222,250 CDIs (equivalent to 6,944,445 shares of common stock) at an issue price of A$0.020 per CDI to certain sophisticated and professional investors in Australia, the United States and Guernsey in two tranches to raise an aggregate amount of approximately AUD $6.944 million (representing approximately USD $5 million using an exchange rate of 0.72 USD per AUD) (the “Placement”).

On September 21, 2018 (Australian Eastern Standard Time), the Company completed the first tranche of the Placement, issuing 150,000,000 CDIs (equivalent to 3,000,000 shares of common stock) at an issue price of A$0.020 per CDI to a sophisticated investor in the United States to raise approximately A$3,000,000 (the “Tranche 1 CDIs”). The Tranche 1 CDIs issued under the Placement were within the 25% limitation imposed under ASX Listing Rules 7.1 and 7.1A and accordingly stockholder approval was not required for their issue.

The remaining CDIs the subject of the Placement, being 197,222,250 CDIs (representing 3,944,445 shares of common stock) (the “Tranche 2 CDIs”), require the approval of stockholders before they can be issued. The Company is seeking stockholder approval to issue the Tranche 2 CDIs through Proposal 3 and Proposal 4.

ASX Listing Rule 7.4 sets out an exception to ASX Listing Rules 7.1 and 7.1A. This rule provides that where a company in a general meeting ratifies a previous issue of securities (made without stockholder approval in reliance on ASX Listing Rules 7.1 and 7.1A), those securities will be excluded from the calculation of the number of securities that can be issued by the company in any 12 month period within the 15% limit set out in ASX Listing Rule 7.1 and within the additional 10% limit set out in ASX Listing Rule 7.1A.

By ratifying the issue of the Tranche 1 CDIs, such securities will be excluded from the calculation of the number of securities that can be issued by the Company in the forthcoming 12 month period under ASX Listing Rules 7.1 and 7.1A (or such shorter time period prescribed by ASX Listing Rule 7.1A), therefore providing the Company with flexibility to issue further CDIs or shares of common stock in the next 12 months, if the board considers it to be in the interests of the Company and its stockholders to do so.

Approvals

Stockholder approval is now being sought under ASX Listing Rule 7.4 to ratify the issue of the 150,000,000 CDIs under tranche 1 of the Placement.

In accordance with ASX Listing Rule 7.5, the following information is provided in relation to this Proposal 2:

•	the total number of Tranche 1 CDIs issued by the Company under the Placement was 150,000,000 CDIs (equivalent to 3,000,000 shares of common stock), 92,498,257 CDIs of which were issued under the Company’s 15% placement capacity under ASX Listing Rule 7.1 and 57,501,743 CDIs of which were issued under the Company’s additional 10% placement capacity under ASX Listing Rule 7.1A;

•	the issue price of each CDI was A$0.020;

•	the issue of the Tranche 1 CDIs was made to a certain sophisticated investor in the United States;

•	the CDIs rank pari passu with the Company’s existing CDIs; and

•	the Company intends to use the proceeds raised to fund the continued development of EndoBarrier, to prepare for the U.S. pivotal trial of EndoBarrier, and for general working capital purposes.

If this Proposal 2 is not approved, it will not impact the validity of the issue of the Tranche 1 CDIs under the Placement but will limit the Company’s ability to issue additional securities (for example, for the purposes of capital raising) in the next 12 months. This is because the Tranche 1 CDIs will then be counted towards the Company’s placement capacity under ASX Listing Rules 7.1 and 7.1A.

Voting Exclusion Statement

The Company will disregard any votes cast in favor of Proposal 2 by or on behalf of any person who participated in the above issue of the Tranche 1 CDIs under the Placement and any associate of such persons. However, the Company will not disregard a vote if:

•	it is cast by a person as proxy for a person who is entitled to vote, in accordance with the directions on the proxy card; or

•	it is cast by the person chairing the meeting as proxy for a person who is entitled to vote, in accordance with a direction on the proxy card to vote as the proxy decides.

Vote Required and Board of Directors Recommendation

Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Special Meeting and voting on the proposal. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

THE BOARD OF DIRECTORS HAS DETERMINED THAT PROPOSAL 2 IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3: APPROVAL OF RELATED PARTY PARTICIPATION IN TRANCHE 2 OF THE PLACEMENT

Background

ASX Listing Rule 10.11 prohibits, subject to certain exceptions, a company from issuing or agreeing to issue equity securities to a related party, without the prior approval of the company’s stockholders.

As part of the Placement described in Proposal 2, on September 20, 2018 (Australian Eastern Standard Time) the Company entered into an agreement to offer and sell an aggregate of 168,194,450 CDIs (equivalent to 3,363,889 shares of common stock) at an issue price of A$0.020 per CDI to Crystal Amber Fund Limited or its nominee, a sophisticated and professional investor located in Guernsey (“Crystal Amber”), with the issuance of such CDIs conditional upon receiving the requisite approval from the Company’s stockholders.

As Crystal Amber currently owns 38.19% of the common stock of the Company, Crystal Amber is considered to be a related party for the purposes of ASX Listing Rule 10.11, and therefore stockholder approval is required in order for Crystal Amber to participate in the Placement and for the Company to issue the CDIs described above to Crystal Amber or its nominee. As stockholder approval is being sought under ASX Listing Rule 10.11, approval under ASX Listing Rule 7.1 (so that the issue of CDIs to Crystal Amber under the Placement does not count towards the Company’s placement capacity under ASX Listing Rule 7.1) is not required in accordance with ASX Listing Rule 7.2 (Exception 14).

If this Proposal No. 3 is approved, then an aggregate of 168,194,450 CDIs (equivalent to 3,363,889 shares of common stock) are to be issued to Crystal Amber or its nominee, within 3 business days following this Special Meeting of stockholders of the Company (and in any event within 3 months from the date this Proposal 3 is approved).

Approvals

Stockholder approval is now being sought under this Proposal 3, for the purposes of ASX Listing Rule 10.11 and for all other purposes, to permit Crystal Amber, being an existing holder of 38.19% of the Company’s common stock, or its nominee, to be issued as part of the Placement with an aggregate of 168,194,450 CDIs (equivalent to 3,363,889 shares of common stock) at an issue price per CDI of A$0.020 and otherwise on the terms and conditions set out in Proposal 3.

If this Proposal No. 3 is not approved then none of the CDIs can be issued to Crystal Amber or its nominee.

Voting Exclusion Statement

The Company will disregard any votes cast in favor of Proposal 3 by Crystal Amber, or its nominee, or any associate of those persons. However, the Company will not disregard a vote if:

•	it is cast by a person as proxy for a person who is entitled to vote, in accordance with the directions on the proxy card; or

•	it is cast by the person chairing the meeting as proxy for a person who is entitled to vote, in accordance with a direction on the proxy card to vote as the proxy decides.

Vote Required and Board of Directors Recommendation

Approval of Proposal 3 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Special Meeting and voting on the proposal. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

THE BOARD OF DIRECTORS HAS DETERMINED THAT PROPOSAL 3 IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4: APPROVAL OF REMAINING TRANCHE 2 INVESTORS IN THE PLACEMENT

Background

ASX Listing Rule 7.1 prohibits, subject to certain exceptions, a company from issuing or agreeing to issue equity securities that would represent more than 15% of the company’s ordinary securities on issue 12 months prior to the date of issue of (or agreement to issue) such securities, without the approval of the company’s stockholders.

In addition, ASX Listing Rule 7.1A allows an eligible entity to issue equity securities representing a further 10% of its issued capital over a 12 month period without obtaining stockholder approval for their issue provided that stockholder approval of such additional placement capacity is obtained at the entity’s annual meeting (and the entity is an “eligible entity” at the time of the annual meeting). At our 2018 annual meeting of stockholders, we obtained approval to have the ability to issue an additional 10% of our issued capital under ASX Listing Rule 7.1A during the period up until the 2019 annual meeting.

As part of the Placement described in Proposal 2, the Company entered into agreements to offer and sell an aggregate of 197,222,250 CDIs (equivalent to 3,944,445 shares of common stock) to certain sophisticated and professional investors located in Guernsey, Australia and the United States, comprising:

•	168,194,450 CDIs to be issued to Crystal Amber Fund Limited (Crystal Amber) or its nominee; and

•	29,027,800 CDIs to be issued Mr Richard Cashin and Dr Paul Cozzi (“Other Investors”).

Stockholder approval is now being sought under this Proposal 4, for the purposes of ASX Listing Rule 7.1 and for all other purposes, for the issue of the 29,027,800 CDIs, under the Placement to the Other Investors, since these CDIs together with the Tranche 1 CDIs, (referred to in Proposal 2), represent more than the Company’s 25% placement capacity under ASX Listing Rules 7.1 and 7.1A.

The approval of the issue of the above CDIs to Crystal Amber is the subject of Proposal 3.

Approvals

In accordance with ASX Listing Rule 7.2, the following information is provided in relation to Proposal 4:

•	the total number of CDIs to be issued by the Company under tranche 2 of the Placement to the Other Investors is 29,027,800 CDIs (equivalent to 580,556 shares of common stock);

•	the issue price of each CDI is A$0.020;

•	the issue of the 29,027,800 CDIs will be made to the Other Investors;

•	the 29,027,800 CDIs, once issued, will rank pari passu with the Company’s existing CDIs;

•

the 29,027,800 CDIs are expected to be issued and allotted to the Other Investors within 3 business days following this Special Meeting of stockholders of the Company (and in any event within 3 months from the date this Proposal 4 is approved); and

•	the Company intends to use the proceeds raised to fund the continued development of EndoBarrier, to prepare for the U.S. pivotal trial of EndoBarrier, and for general working capital purposes.

Voting Exclusion Statement

The Company will disregard any votes cast in favor of Proposal 4 by or on behalf the Other Investors or any person who might obtain a benefit if Proposal 4 is passed (except a benefit by reason of being a holder of CDIs), and any associate of such persons. However, the Company will not disregard a vote if:

•	it is cast by a person as proxy for a person who is entitled to vote, in accordance with the directions on the proxy card; or

•	it is cast by the person chairing the meeting as proxy for a person who is entitled to vote, in accordance with a direction on the proxy card to vote as the proxy decides.

Vote Required and Board of Directors Recommendation

Approval of Proposal 4 requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Special Meeting and voting on the proposal. Abstentions and broker non-votes will have no direct effect on the outcome of this proposal.

THE BOARD OF DIRECTORS HAS DETERMINED THAT PROPOSAL 4 IS IN THE BEST INTERESTS OF THE COMPANY AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4.

PROPOSAL 5: THE ADJOURNMENT OF THE SPECIAL MEETING

Our stockholders and CDI holders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of approval of (i) a proposed amendment to our Restated Certificate of Incorporation to effectuate a reverse stock split and proportionately reduce the total number of shares of capital stock that we are authorized to issue as described in Proposal 1, (ii) the ratification described in Proposal 2, (iii) the participation by a related party described in Proposal 3, or (iv) the issue of CDIs described in Proposal 4.

Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes properly cast for or against this proposal at the Special Meeting. Abstentions and broker non-votes (to the extent a broker does not exercise its authority to vote) will not be counted towards, and will have no effect on, the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 OR PROPOSAL 4 AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ADJOURNMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth, as of September 24, 2018, information regarding beneficial ownership of our common stock, and common stock held as CDIs, by the following:

•	each person, or group of affiliated persons, who is known by us to beneficially own 5% or more of any class of our voting securities;

•	each of our directors;

•	each of our named executive officers; and

•	all current directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC. Beneficial ownership generally includes voting or investment power of a security and includes shares underlying options that are currently exercisable or exercisable within 60 days of September 24, 2018. This table is based on information supplied by officers, directors and principal stockholders. Except as otherwise indicated, we believe that the beneficial owners of the CDIs and common stock listed below, based on the information each of them has given to us, have sole investment and voting power with respect to their shares, except where community property laws may apply.

Percentage of ownership is based on 15,333,100 shares of outstanding common stock, or common stock equivalent CDIs, outstanding on September 24, 2018. Unless otherwise indicated, we deem shares subject to options that are exercisable within 60 days of September 24, 2018, to be outstanding and beneficially owned by the person holding the options for the purpose of computing percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the ownership percentage of any other person.

Because CDIs represent one-fiftieth of a share of our common stock, converting the number of CDIs owned by the person holding them into the equivalent number of shares of common stock may result in fractional shares of common stock. In the following table, the number of shares of common stock owned by each beneficial owner is rounded down to the nearest whole share of common stock.

Unless otherwise indicated in the table, the address of each of the individuals named below is: c/o GI Dynamics, Inc., P.O. Box 51915, Boston, MA 02205, U.S.A.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock
5% Shareholders
Crystal Amber Fund Limited (1)	5,855,129	38.19%
Richard Cashin (2)	3,510,905	22.90%
MS Pace LP (3)	782,308	5.10%
Directors and Executive Officers
Daniel J. Moore (4)	6,500	*
Timothy J. Barberich (5)	76,074	*
Oern R. Stuge, M.D. (6)	17,500	*
Juliet Thompson (7)	12,500	*
Scott W. Schorer (8)	230,887	1.48%
Dave Bruce (9)	4,687	*
All directors and executive officers as a group (6 persons) (9)	348,148	2.23%

*	Indicates less than 1%
(1)

Based upon our corporate records and upon the information provided by Crystal Amber Fund Limited (“CAFL”), in a Notice of Change of Interests of Substantial Holder (Form 604) filed with the ASX on July 12, 2017, reporting as of July 10, 2017. The address for CAFL is Heritage Hall, PO Box 225, Le Marchant Street, St. Peter Port, Guernsey.

(2)	Based on our corporate records. The address for Mr. Cashin is c/o One Equity Partners, 510 Madison Avenue, 19th Floor, New York, NY 10022.
(3)

Based on our information known to us MS Pace Management, LLC is the general partner of MS Pace LP, Sightline Partners, LLC is the manager of MS Pace Management, LLC. Buzz Benson and Joseph Biller are managing directors of Sightline Partners, LLC, and each may be deemed to share voting and dispositive power over the shares held by MS Pace LP. The address for MS Pace LP is 8500 Normandale Lake Boulevard, Suite 1070, Bloomington, Minnesota 55437.

(4)	Includes 1,000 shares and 5,500 shares subject to options exercisable within 60 days of September 24, 2018.
(5)	Includes 62,074 shares and 14,000 shares subject to options exercisable within 60 days of September 24, 2018.
(6)	Includes 17,500 shares subject to options exercisable within 60 days of September 24, 2018.
(7)	Includes 12,500 shares subject to options exercisable within 60 days of September 24, 2018.
(8)	Includes 230,887 shares subject to options exercisable within 60 days of September 24, 2018.
(9)	Includes 4,687 shares subject to options exercisable within 60 days of September 24, 2018.
(10)	Includes 285,074 shares subject to options exercisable within 60 days of September 24, 2018.

STOCKHOLDER PROPOSALS

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2019 annual meeting must be received by us on or before April 9, 2019 in order to be considered for inclusion in our proxy statement and form of proxy. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: GI Dynamics, Inc., P.O. Box 51915, Boston, Massachusetts 02205, Attention: Secretary.

Stockholder proposals to be presented at our 2019 annual meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2019 annual meeting, must be received pursuant to the provisions of our by-laws. To be timely, notice to our corporate secretary must be received at our principal executive offices not less than 45 days and no more than 75 days prior to the anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2019 annual meeting, such a proposal must be received by the Company on or after March 10, 2019 (U.S. Eastern Time) but no later than April 9, 2019 (U.S. Eastern Time). If the date of the 2019 annual meeting is advanced by more than 30 days, or delayed by more than 30 days, from the anniversary date of the 2018 Annual Meeting, notice must be received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 50 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made. Proposals that are not received in a timely manner will not be voted on at the 2019 Annual Meeting. All stockholder proposals should be marked for the attention of Corporate Secretary, GI Dynamics, Inc., P.O. Box 51915, Boston, Massachusetts 02205. Proxies solicited by our Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules and regulations governing the exercise of this authority.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of our company registered in the names of a nominee. If we do so, we will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail, or other form of electronic communication following the original solicitation.

If you need assistance in voting by Internet or completing your proxy card or have questions regarding the Special Meeting, please contact us at GI Dynamics, Inc., P.O. Box 51915, Boston, Massachusetts 02205, or by telephone at (781) 357-3300 or by e-mail at investor@gidynamics.com.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

Owners of shares of common stock in street name may receive a notice from their broker or bank stating that only one proxy statement will be delivered to multiple security holders sharing an address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, we will promptly deliver a separate copy to any stockholder upon written or oral request to our investor relations department at GI Dynamics, Inc., P.O. Box 51915, Boston, Massachusetts 02205, or by telephone at (781) 357-3300 or by e-mail at investor@gidynamics.com.

If your household received a single set of proxy materials, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer and Trust Company LLC, by calling their toll free number, 800-937-5449.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Boston, MA

[                    ], 2018

Appendix A

CERTIFICATE OF AMENDMENT OF

RESTATED CERTIFICATE OF INCORPORATION

OF GI DYNAMICS, INC.

It is hereby certified that:

1. The Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 24, 2003. A Restated Certificate of Incorporation was filed on September 1, 2011. A Certificate of Amendment of Restated Certificate of Incorporation was filed on April 9, 2015 and on June 13, 2017.

2. The Restated Certificate of Incorporation filed on September 1, 2011, as amended, is hereby further amended to change the capitalization of the Corporation by striking out the first paragraph of the section titled “Designation and Number of Shares” of Article IV in its entirety and by substituting in lieu of the following two paragraphs:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is [                    ] ([                    ]) shares, consisting of [                    ] ([                    ]) shares of common stock, par value $0.01 per share (the “Common Stock”), Zero (0) shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”) and [                    ] ([                    ]) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

Upon the effectiveness of the Certificate of Amendment to the Restated Certificate of Incorporation, to effect a plan of recapitalization of the Common Stock by effecting a 1-for-[                    ] stock split with respect to the issued and outstanding shares of the Common Stock (the “Stock Split”), without any change in the powers, preferences and rights or qualifications, limitations or restrictions thereof, such that, without further action of any kind on the part of the Corporation or its stockholders, every [                    ] ([                    ]) shares of Common Stock outstanding or held by the Corporation in its treasury on the date of the filing of the Certificate of Amendment (the “Effective Date”) shall be changed and reclassified into one (1) share of Common Stock, $0.01 par value per share, which shares shall be fully paid and nonassessable shares of Common Stock. There shall be no fractional shares issued. In lieu of any fractional shares of Common Stock that would be issued in connection with this recapitalization, the Board may elect to (i) effect an issuance of shares of Common Stock to holders that would otherwise be entitled to a fractional share such that any fractional shares will be rounded up to the nearest whole number or (ii) pay cash in an amount equal to the fair value of the fractions, with such fair value to be determined with reference to the closing price of the CDIs, as reported on the Australian Securities Exchange and converted into U.S. Dollars at the exchange rate reported by the Reserve Bank of Australia, on the last trading day prior to the Effective Date (or if such price is not available, the average of the last bid and asked prices of the CDIs on such day or other price determined by the Board and if such exchange rate is not available, an exchange rate determined by the Board) multiplied by the number of CDIs that represent one whole share of Common Stock.”

3. The Amendment of the Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

EXECUTED, this [                    ] day of [                    ], 2018.

GI Dynamics, Inc.

By:
Scott Schorer Chief Executive Officer and President

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